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                                                                    EXHIBIT 3.31

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                               TGFC CORPORATION
                               ----------------



     The undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is TGFC Corporation.

                                  ARTICLE TWO
                                  -----------

     The period of its duration is perpetual.

                                 ARTICLE THREE
                                 -------------

     The purpose for which the corporation is organized is the transaction any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR
                                  ------------

     The aggregate number of shares which the corporation has authority to issue is 1,000 shares of the par value of $1.00. The shares shall be designated as common stock and shall have identical rights, privileges, and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.

                                  ARTICLE FIVE
                                  ------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE SIX
                                  -----------

     The street address of its initial registered office is 350 North St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.


Articles of Incorporation - Texas                                    page 1
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                                 ARTICLE SEVEN
                                 -------------

     The number of directors constituting the initial board of directors is two
(2), and the name and address of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Randolph D. Addison                15770 Dallas Parkway, 5th Fl.
                                        Dallas, Texas 75248

     Murry E. Page                      15770 Dallas Parkway, 5th Fl.
                                        Dallas, Texas 75248

                                 ARTICLE EIGHT
                                 -------------

     The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Texas 75248.


                                        /s/ Linda Blanton-Myers
                                        ______________________________
                                        Linda Blanton-Myers


Articles of Incorporation - Texas                                  page 2
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